Exhibit 99
MHR INSTITUTIONAL PARTNERS III LP

By:	MHR Institutional Advisors III LLC,
its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street, 24th Floor
New York, New York 10019
MHR INSTITUTIONAL ADVISORS III LLC

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street, 24th Floor
New York, New York 10019
MHR FUND MANAGEMENT LLC

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street, 24th Floor
New York, New York 10019